EXHIBIT 10.60



                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS AGREEMENT made to have effect the February 1st 2004 and is for a 3 year period

BETWEEN:

          THE NEPTUNE SOCIETY, INC. a Florida corporation having its offices at 4312 Woodman Avenue, Third Floor, Sherman Oaks, CA 91423;

          (the "Company")

AND:

          Jerry Norman, an individual having his residence at 1661 204th Ave, NE, Sammamish, WA 98074.

          (the "Employee")

     WHEREAS, the Company wishes to obtain the services of the Employee, and the Employee is willing to provide his service to the Company upon the terms and conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth, the parties hereto mutually covenant and agree as follows:

CONTRACT FOR SERVICES
---------------------

1. The Company hereby engages the Employee to act as the President and Chief Marketing Officer (see appendix A for Job Description). The Employee shall perform all duties incident to such position of Chief Marketing Officers and other duties as may reasonably be required from time to time by the C.E.O. and Chairman of the Board. If at any time, for any reason, Marco Markin, current Chairman of the Board, President and CEO, is terminated, resigns, or is not re-elected by the shareholders, Board of Directors, or anyone else as Chairman of the Board, Jerry Norman will resign as President of the company and will assume the title of Senior Executive Vice President. Jerry's job responsibilities and the capacity in which he acts on behalf of the company will remain the same and his Employment Agreement will remain in full effect.

2. The Employee shall provide the services at the time and in the manner set forth herein. The Employee shall perform his duties out of the Sherman Oaks, California office of the Company, but the Company may, at its discretion, direct that the duties be provided on occasion in other locations. The Employee shall perform his duties as long as a suitable work permit is in effect from the appropriate governing authorities.

VACATION
--------

3. Under this Agreement, the Employee is entitled to three weeks vacation per year.

FEES AND EXPENSES
-----------------

4.1 In consideration of the Employee providing his services as President and Chief Marketing Officer, the Company shall pay to the Employee, for the 36 months of this agreement, a fee, plus applicable taxes (if any), of US $200,000 annually.

The Company shall provide directly to the Employee, at no cost, vehicle parking at the office site. Medical or health insurance benefits for the Employee and Spouse shall be paid by The Company. The Employee will be directly responsible for all necessary travel, auto, and any other expenses incurred by the Employee in connection with the provision of the services hereunder, however, expenses incurred in performance of the work will be reimbursed by The Company per company policy. Expenses required to be paid by the Company for specifically required Company work, the Employee shall furnish statements and receipts as a requirement for reimbursement.

     1. Housing allowance. In addition, the Company shall provide the Employee with a monthly housing allowance of $2000. This amount is in addition to the annual fees stated above. This will be payable on the 15th of each month.

4.2 In addition, there will be a bonus paid on an annual basis of 30% of the annual salary issued to the Employee. This bonus will be based on the achievement of specific defined goals documented by the C.E.O. (See Appendix A) The total bonus amount is to be paid to the Employee by check or with the issuance of common stock of the Company (stock at current market price less 10%); such payment to be determined annually by the Board of Directors.

4.3 In addition, the Company agrees to grant to the Employee, subject to the Company's stock option plan, 150,000 stock options of the Company, at the commencement of this Agreement based on the following terms:

50,000 options vesting one year from the date of this agreement at $0.70 U.S. per share

50,000 options vesting two years from the date of this agreement at $0.70 U.S. per share

50,000 options vesting three years from the date of this agreement at $0.70 U.S.
 per share

All options will expire three years and three months from the date of this Agreement.

4.4 In addition, the Company agrees to grant to the Employee, a signing bonus of 40,000 shares of NPTI.


CONFIDENTIAL INFORMATION
------------------------

5. The Employee shall well and faithfully provide the service to the Company, and use his best efforts to promote the interest thereof and shall not disclose (either during the term of this Agreement or at any time thereafter) the private affairs of the Company or any non-public trade secret of the Company, to any persons other than the Management of the Company, or as required in the normal course of business and shall not use (either during the continuance of this Agreement or at any time thereafter) for his own purposes, or for any purposes other than those of the Company, any information he may acquire with respect to the Company's affairs. The Employee further agrees to execute such further and other agreements concerning the secrecy of the affairs of the Company or of any companies with which the Company is affiliated or associated, as the Management of the Company shall reasonably request. Furthermore, without restricting the generality of the foregoing, the Employee shall not either during the term of this Agreement or any time thereafter, directly or indirectly divulge to any person, firm or corporation:

     (a) any non-public intellectual property, proprietary information, know-how, trade secrets, processes, product specifications, new product information or methods of doing business acquired in the course of providing the services hereunder;

          any non-public information with respect of Company personnel or organization, or any of the financial affairs or business plans of the Company; or

          any non-public information in respect of Company pricing policies, sales statistics, sales and marketing plans and strategies, profits, costs, or sourcing of clients.

TERM OF AGREEMENT
-----------------

6. This Agreement shall become effective on the February 1st 2004, and shall continue until January 31st 2007 unless terminated upon mutual consent of the Employee and the Company, or until termination by the Employee or the Company in accordance with Sections 7 or 8, whichever is earlier.

BREACH OF AGREEMENT
-------------------

7. Without prejudice to any remedy the Company may have against the Employee for any breach or non-performance of this Agreement, the Company may terminate this Agreement, subject to Section 11, for breach by the Employee at any time effective immediately and without notice and without any payment for any compensation either by way of anticipated earnings or damage of any kind to him whatsoever, save and except in respect of fees payable to the date of such termination. For the purposes of this paragraph, any one of the following events shall constitute breach of this Agreement sufficient for termination, provided however, that the following events shall not constitute the only reasons for termination:

     (a) being guilty of any dishonesty or gross neglect in the provision of the services hereunder; or

     (b) being convicted of any criminal offense, other than an offense which in the reasonable opinion of the Company does not affect his position as a representative of the Company;
          or

     (c) becoming bankrupt or making any arrangement or composition with his creditors; or

     (d) alcoholism or drug addiction of the Employee which impairs his ability to provide the services required hereunder; or

     (e)  excessive   and   unreasonable   absence  of  the  Employee  from  the
          performance of the services for any reason other than for absence or incapacity specifically allowed hereunder.

     (f) The breach of any clause or term, including but not limited to Section 6 of this Agreement and the attached Addendum (if any) to this Agreement

TERMINATION
-----------

8.1 The Employee shall be entitled to terminate this Agreement, at any time by giving 4 weeks notice in writing to the C.E.O.

8.2 The Company shall be entitled to terminate this Agreement at any time upon giving the Employee 4 weeks notice in writing of such termination date. The Company shall pay the Employee all fees and other amounts owing up to the date of termination and, in the event that there has not been a breach of this Agreement by the Employee as described in paragraph 7, the termination payment in an amount equal to:

     a) Six (6) months of the Employee's annual salary if the termination occurs within the first year of the Agreement;

     b) Seven (7) months of the Employee's annual salary if the termination occurs within the second year of this Agreement;

     c) Eight (8) months of the Employee's annual salary if the termination occurs within the third year of this Agreement;

This amount will be in full satisfaction of all claims that the Employee may have against the Company.


OWNERSHIP AND USE OF WORK PRODUCTS
----------------------------------

9.1 The Employee agrees that any work product produced by the Employee in furtherance of the business of the Company, developed by the Employee, will be the sole and exclusive property of the Company.

9.2 This Agreement does not apply to general techniques, formulae, concepts or method for which no equipment, supplies, facility or other resources or trade secret information of the Company was used and which was developed entirely on the Employee's own time unless such general techniques, formulae, concepts or method relates directly to the actual or specifically targeted business of the Company.

9.3 At any and all times during the term of this Agreement, the Employee will promptly, on the request of the Company, perform all such reasonable acts and execute and deliver all such documents that may be necessary to vest in the Company the entire right, title and interest in and to any such work products determined, by the Company, to be the exclusive property of the Company. Should any such services be rendered after expiration or termination of this Agreement, a reasonable fee, mutually agreed upon by the Employee and the Company, will be paid to the Employee on a per diem basis in addition to reasonable expenses incurred as a result of rendering such services.


RETURN OF PROPERTY
------------------

10. In the event of termination of this Agreement, the Employee agrees to return to the Company any property, which may be in the possession or control of the Employee.

SURVIVAL
--------

11. Notwithstanding the termination of this Agreement for any reason whatsoever, the provisions of Section 5, 9, and 10 hereof and any other provision of this Agreement necessary to give efficacy thereto shall continue in full force and effect for 1 year following such termination.


NOTICE
------

12. Any notice or other communication (each a "Communication") to be given in connection with this Agreement shall be given in writing and will be given by personal delivery addressed as follows:

          TO:              The Neptune Society
                           4312 Woodman Avenue, Third Floor
                           Sherman Oaks, CA 91423
                           Attention: President

          AND TO:          Jerry Norman
                           1661 204th Ave, NE,
                           Sammamish, WA 98074


or at such other address as shall have been designated by Communication by either party to the other. Any Communication shall be conclusively deemed to have been received on the date of delivery. If the party giving any Communication knows or ought reasonably to know of any actual or threatened interruptions of the mails, any such Communication shall not be sent by mail but shall be given by personal delivery.


ENTIRE AGREEMENT
----------------

13. This Agreement constitutes and expresses the whole agreement of the parties hereto with reference to the services of the Employee by the Company, and with reference to any of the matters or things herein provided for, or hereinbefore discussed or mentioned with reference to such services; all promises, representations, and understandings relative thereto being merged herein.


AMENDMENTS AND WAIVERS
----------------------

14. No amendment of this Agreement shall be valid or binding unless set forth in writing and duly executed by both parties hereto. No waiver or any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.


BENEFIT OF AGREEMENT
--------------------

15. The provisions of this Agreement shall enure to the benefit of and be binding upon the legal personal representatives of the Employee and the successors and assigns of the Employee and the Company.

SEVERABILITY
------------

16. If any provision of this Agreement is deemed to be void or unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other provision of this Agreement, and each and every section, subsection and provision of this Agreement is hereby declared and agreed to be severable from each other and every other section, subsection or provision hereof and to constitute separate and distinct covenants. The Employee hereby agrees that all restrictions herein are reasonable and valid.

17. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The Company and the Employee hereby irrevocably consent to the jurisdiction of the courts of the State of California.


COPY OF AGREEMENT
-----------------

18. The Employee hereby acknowledges receipt of a copy of this Agreement duly signed by the Company.


NUMBER AND GENDER
-----------------

19. Wherever the singular is used in this Agreement it is deemed to include the plural and wherever the masculine is used it is deemed to include the feminine or body politic or corporate where the context or the parties so require.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written:

THE NEPTUNE SOCIETY, INC.                  EMPLOYEE


---------------------------------          ---------------------------------
Authorized Signatory                       Jerry Norman


In the presence of:


---------------------------------
Witness

---------------------------------
Name

---------------------------------
Address

Appendix A
----------

                             Chief Marketing Officer
                              Job Responsibilities
                              --------------------

Appendix B.
-----------


                          Management Defined Objectives